                                                                    EXHIBIT 99.3

[GRAPHIC OMITTED]



January 31, 2003



Rex Rambo
# 9 Brookwood Rd.
Medford, NJ 08055

Re:    Separation Provisions
       ---------------------

Dear Rex:

Below are highlights of the various terms and agreements mutually agreed upon.

Group Health Coverage

As mutually agreed, upon your separation on January 31, 2003, upon your election to continue your present medical coverages for you and spouse under COBRA provisions ( separate cover) A.C. Moore will assume responsibilities for the costs of your COBRA continuation for the three months commencing on February 1, 2003 and ending on April 30, 2003. If you wish to continue this coverage beyond April 30,2003 the May premium is to be submitted prior to May 1, 2003.

Conversion Options - Life and AD& D ( Accidental Death & Dismemberment)

As you are aware, you have thirty-one (31) days from separation date to notify Prudential of your intent to convert this policy to a private policy.

2002 Bonus Provision

Since you have satisfied the terms of your 2002 Salary Agreement which outlines the bonus provision which you will be entitled ( based upon the achievement of corporate financial objectives) this Bonus provision will sent to you by March 15, 2003.

Stock Options

This information is outlined in the First Amendment to the Incentive Stock Option Plan for 2000 and in the First Amendment to the Incentive Stock Option Plan for 2001. Enclosed are your copies of both documents which have been signed by both John E. Parker, CEO and you. These documents are provided to you as of January 31, 2003.

Continuing Reporting Obligations and Transaction Restrictions

Details regarding your continuing reporting obligations and transaction restrictions after ceasing to be an officer of A.C. Moore Arts & Crafts Inc. are provided to you (January 31, 2003) in an enclosed memorandum addressed to you from Les Gordon, CFO.

I trust that this information will help you in preparing for your retirement. In the event you need any other assistance please don't hesitate to contact me.

Sincerely,


Pat Vandenberg
Sr. VP Human Resources


































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




                                 FIRST AMENDMENT
                                       TO
                         A.C. MOORE ARTS & CRAFTS, INC.
                      2000 INCENTIVE STOCK OPTION AGREEMENT

         First Amendment to A.C. Moore Arts & Crafts, Inc. 2000 Incentive Stock Option Agreement made the 19th day of July 2000 between A.C. Moore Arts & Crafts, Inc. (the "Company") and Rex Rambo (the "Participant")

         WHEREAS, the Company has granted to Participant an option to purchase shares of its common stock, no par value (the "Shares") under the 2000 Stock Option Plan of the Company (the "Plan"); and

         WHEREAS, the Company granted the Participant an option to purchase 50,000 shares of the Company Stock pursuant to and in accordance with the 2000 Stock Option Agreement; and

         WHEREAS, 16,667 shares are unvested; and

         WHEREAS, the Company and the Participant desire to amend certain provisions of said agreement as hereinafter provided.

         NOW, THEREFORE the parties agree as follows:

         1.       Paragraph 3 of said Agreement provides as follows:

                           3. EXERCISE OF OPTION.

         Subject to the terms and conditions set forth in this Agreement and the Plan, the Option granted hereby shall be exercisable as follows:

         ----------------------------------------------  -----------------------
         On the first anniversary of the date of this up to 1/3 of the Shares Agreement
         ----------------------------------------------  -----------------------
         On the second anniversary of the date of this   an additional 1/3 of
         Agreement                                       the Shares
         ----------------------------------------------  -----------------------
         On the third anniversary of the date of this    an additional 1/3 of
         Agreement                                       the Shares
         ----------------------------------------------  -----------------------

         The foregoing rights are cumulative and are subject to the other terms and conditions of this Agreement and the Plan.

         The Company and the Participant hereby amend the 2000 Incentive Stock Option Agreement by deleting the foregoing vesting schedule only in its entirely and in place and instead thereof the Company hereby vests in Participant the unvested shares in the amount of 16,667 effective immediately upon execution of this Agreement.

         2. Term of Option - The Company waives Participant's requirement to exercise said options within ninety (90) days after Participant retires and ceases to be an employee of the Company and in place and instead the Company and Participant agree that Participant's term to exercise said vested options shall be ten (10) years from July 19, 2000.

         3. Participant acknowledges that Participant's option shall be a non-qualified stock option under the provisions of the Internal Revenue Code of 1986, as amended.

         4. Company and Participant agree that except as amended herein all other terms and conditions of Participant's stock option grant dated July 19, 2000 remain in full force and effect.

                                         A.C. MOORE ARTS & CRAFTS, INC.

                                         By:    John E. Parker
                                            ------------------------------------
                                            Name:  John E. Parker
                                            Title: Chief Executive Officer



                                         PARTICIPANT


                                           Rex Rambo
                                         ---------------------------------------
                                         REX RAMBO









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




                                    EXHIBIT A

                  NOTICE OF EXERCISE OF INCENTIVE STOCK OPTION


To:    A.C. MOORE ARTS & CRAFTS, INC.


Ladies and Gentlemen:

         I hereby exercise my Non-Qualified Stock Option to purchase _____ shares (the "Shares") of the commons stock, no par value, of A.C. MOORE ARTS & CRAFTS, INC. (the "Company"), at the exercise price of $3.94 per share, pursuant to and subject to the terms of that certain Incentive Stock Option Agreement between the undersigned and the Company dated the 19th day of July 2000 as said Agreement was amended by that First Amendment dated January ___, 2003.

         I understand that the nature of the investment I am making and the financial risks thereof. I am aware that it is my responsibility to have consulted with competent tax and legal advisors about the relevant national, state and local income tax and securities laws affecting the exercise of the Option and the purchase and subsequent sale of the Shares.

         I am paying the option exercise price for the Shares as follows:

         ____________________________________________________________________
         ____________________________________________________________________

         If I am subject to Section 16 of the Securities Exchange Act of 1934, I understand that at least six (6) months must elapse from the date of grant of the Option to the date of disposition of the Shares.

         Please issue the stock certificate for the Shares (check one):

                  ______            to me

                  ______            to me and ____________ as joint tenants with
                                                           right of survivorship


and mail the certificate to me at the following address:   _____________________
                                                           _____________________
                                                           _____________________

                                 FIRST AMENDMENT
                                       TO
                         A.C. MOORE ARTS & CRAFTS, INC.
                      2001 INCENTIVE STOCK OPTION AGREEMENT

         First Amendment to A.C. Moore Arts & Crafts, Inc. 2001 Incentive Stock Option Agreement made the 18th day of July 2001 between A.C. Moore Arts & Crafts, Inc. (the "Company") and Rex Rambo (the "Participant")

         WHEREAS, the Company has granted to Participant an option to purchase shares of its common stock, no par value (the "Shares") under the 2001 Stock Option Plan of the Company (the "Plan"); and

         WHEREAS, the Company granted the Participant an option to purchase 28,000 shares of the Company Stock pursuant to and in accordance with the 2001 Stock Option Agreement; and

         WHEREAS, 18,557 shares are unvested; and

         WHEREAS, the Company and the Participant desire to amend certain provisions of said agreement as hereinafter provided.

         NOW, THEREFORE, the parties agree as follows:

         1.       Paragraph 3 of said Agreement provides as follows:

                           3. EXERCISE OF OPTION.
                              ------------------

         Subject to the terms and conditions set forth in this Agreement and the Plan, the Option granted hereby shall be exercisable as follows:

         ----------------------------------------------  -----------------------
         On the first anniversary of the date of this up to 1/3 of the Shares Agreement
         ----------------------------------------------  -----------------------
         On the second anniversary of the date of this   an additional 1/3 of
         Agreement                                       the Shares
         ----------------------------------------------  -----------------------
         On the third anniversary of the date of this    an additional 1/3 of
         Agreement                                       the Shares
         ----------------------------------------------  -----------------------


         The foregoing rights are cumulative and are subject to the other terms and conditions of this Agreement and the Plan.

         The Company and the Participant hereby amend the 2001 Incentive Stock Option Agreement by deleting the foregoing vested schedule only in its entirely and in place and instead thereof the Company hereby vests in Participant the unvested shares in the amount of 18,557 effective immediately upon execution of this Agreement.

         2. Term of Option - The Company waives Participant's requirement to exercise said options within ninety (90) days after Participant retires and ceases to be an employee of the Company and in place and instead the Company and Participant agree that Participant's term to exercise said vested options shall be ten (10) years from July 18, 2001.

         3. Participant acknowledges that Participant's his option shall be a non-qualified stock option under the provisions of the Internal Revenue Code of 1986, as amended.

         4. Company and Participant agree that except as amended herein all other terms and conditions of Participant's stock option grant dated July 18, 2001 remain in full force and effect.

                                         A.C. MOORE ARTS & CRAFTS, INC.

                                         By:      John E. Parker
                                            ------------------------------------
                                                  Name:  John E. Parker
                                                  Title: Chief Executive Officer



                                                  PARTICIPANT

                                                    Rex Rambo
                                                  ------------------------------
                                                  REX RAMBO

                                    EXHIBIT A

                  NOTICE OF EXERCISE OF INCENTIVE STOCK OPTION


To:      A.C. MOORE ARTS & CRAFTS, INC.


Ladies and Gentlemen:

         I hereby exercise my Non-Qualified Stock Option to purchase _____ shares (the "Shares") of the commons stock, no par value, of A.C. MOORE ARTS & CRAFTS, INC. (the "Company"), at the exercise price of $8.32 per share, pursuant to and subject to the terms of that certain Incentive Stock Option Agreement between the undersigned and the Company dated the 18th day of July 2001 as said Agreement was amended by that First Amendment dated January ___, 2003.

         I understand that the nature of the investment I am making and the financial risks thereof. I am aware that it is my responsibility to have consulted with competent tax and legal advisors about the relevant national, state and local income tax and securities laws affecting the exercise of the Option and the purchase and subsequent sale of the Shares.

         I am paying the option exercise price for the Shares as follows:

         ____________________________________________________________________
         ____________________________________________________________________

         If I am subject to Section 16 of the Securities Exchange Act of 1934, I understand that at least six (6) months must elapse from the date of grant of the Option to the date of disposition of the Shares.

         Please issue the stock certificate for the Shares (check one):

                  ______            to me

                  ______            to me and ____________ as joint tenants with
                                                           right of survivorship

and mail the certificate to me at the following address:  ______________________
                                                          ______________________
                                                          ______________________
















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